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                                                                  Exhibit 5.1(b)


                [Letterhead of Richards, Layton & Finger, P.A.]



                                                  November 9, 1998







Mitsui Vendor Leasing Funding Corp. II
6363 Greenwich Drive, Suite 100
San Diego, California 92122

         Re:      Mitsui Vendor Leasing Asset Trust 1998-1
                  Registration Statement on Form S-1 (File No. 333-56029)
                  -------------------------------------------------------

Ladies and Gentlemen:


     We have acted as special Delaware counsel for Mitsui Vendor Leasing Funding Corp. II (the "Registrant") in connection with the Registration Statement on Form S-1 (File No. 333-56029) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Receivable-Backed Notes (the "Notes") to be issued by Mitsui Vendor Leasing Asset Trust 1998-1, a Delaware business trust (the "Trust"). This opinion is being delivered to you at your request.



     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:



     (a) The Trust Agreement, dated as of October 1, 1998, between Wilmington Trust Company, a Delaware banking corporation, and the Registrant;

     (b) The Certificate of Trust, dated as of October 1, 1998, of the Trust (the "Certificate of Trust"), as filed on November __, 1998 in the office of the Secretary of State of the State of Delaware (the "Secretary of State");

     (c) The form of Amended and Restated Trust Agreement attached as Exhibit
4.1 of the Registration Statement;

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Mitsui Vendor Leasing Funding Corp. II
October 7, 1998
Page 2


     (d) The Registration Statement; and

     (e) A Good Standing Certificate, dated November 5, 1998, obtained from the Secretary of State with respect to the Trust.



     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.



     For purposes of this opinion, we have reviewed such documents which we have deemed necessary to give the opinions expressed herein (which documents are listed in paragraphs (a) through (e) above). We have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.



     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.



     For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation (other than the Trust), (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (other than the Trust), and (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents (other than the Trust). We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.



     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

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Mitsui Vendor Leasing Funding Corp. II
October 7, 1998
Page 3



     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act; and



     2. The Trust Agreement will constitute a valid and binding obligation of the Registrant enforceable against the Registrant in accordance with its terms.

     The foregoing opinion regarding enforceability is subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.


                                                 Very truly yours,




                                                 /s/ Richards, Layton & Finger


EAM